EXHIBIT 99.1

PRESS RELEASE	OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE	CONTACT:
November 1, 2005	CHRISTINE M. RUSH
CHIEF FINANCIAL OFFICER
(301) 645-0333

OLD LINE BANCSHARES, INC.’S NINE MONTH NET INCOME RISES 31.72 PERCENT

WALDORF, MD. (NASDAQ SMALL CAP: OLBK)-James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, Inc., the parent company of Old Line Bank, reported that net income was $750,755 or $0.35 basic and diluted earnings per common share for the nine month period ending September 30, 2005. This represented an increase of $180,773 or 31.72% compared to net income of $569,982 or $0.27 basic and $0.26 diluted earnings per common share for the same period in 2004.

Net income increased $41,991 or 17.55% to $281,271 for the three months ended September 30, 2005 compared to $239,280 for the three months ended September 30, 2004. Earnings per share increased to $0.13 basic and diluted for the three months ended September 30, 2005 from $0.11 basic and diluted for the three months ended September 30, 2004 because of the increase in net income.

Mr. Cornelsen said: “I remain pleased with the performance of Old Line Bank. During the quarter, we added a team of three experienced, highly skilled loan officers to our staff. These individuals have worked in our market area for approximately 18 years, have worked together as a team for over 14 years and have a history of successfully originating loan volume. We also executed a lease for a loan production office in College Park (Prince George’s County), Maryland out of which these individuals will operate. During the three and nine month periods, we continued to maintain asset quality, grow the assets of the bank and improve earnings per share. In October, we successfully completed the public offering of 2,096,538 shares of common stock at a per share purchase price of $9.75 per share.”

Total assets were $143.1 million on September 30, 2005. This represented a $29.5 million or 25.97% increase over the December 31, 2004 level of $113.6 million.

At September 30, 2005, total loans, net of allowance, grew to $94.6 million, as compared to $81.5 million at December 31, 2004, representing an increase of 16.07%. The deposit portfolio grew to $112.6 million, a $23.6 million or 26.52% increase from December 31, 2004. The growth in loans and deposits was principally due to increased business development efforts, increased commercial relationships and a promotional certificate of deposit campaign in January 2005.

The allowance for loan losses was $913,370 or 0.96% of loans at September 30, 2005, compared to $744,862 or 0.91% of loans at December 31, 2004. Asset quality remained strong with no non-performing loans and no loans past due more than 90 days at September 30, 2005.

Total stockholders’ equity was $14.1 million at September 30, 2005 and $13.5 million at December 31, 2004. Stockholders’ equity increased during the first nine months of 2005 as a result of net income of $750,755, $131,098 in proceeds received from stock options exercised, and the income tax benefits received from the exercise of some of these options, less $161,120 for the dividend payments in March, June and September 2005 and the $104,847 unrealized losses in the carrying value of securities.

Old Line Bancshares, Inc. is the parent company of Old Line Bank a Maryland chartered commercial bank headquartered in Waldorf, Maryland, approximately 10 miles south of Andrews Air Force Base and 25 miles southeast of Washington, D.C. Old Line Bank also operates from an additional branch in Waldorf, Maryland and two branches in Prince George’s County, Maryland. Its primary market area is the suburban Maryland (Washington, D. C. suburbs) counties of Prince George’s, Charles and northern St. Mary’s. It also targets customers throughout the greater Washington, D.C. metropolitan area.

The statements in this press release that are not historical facts constitute “forward-looking statements” as defined by Federal Securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of Old Line Bancshares, Inc. to retain key personnel; the ability of Old Line Bancshares, Inc. to successfully implement its growth and expansion strategy; risk of credit losses; risks associated with the marine brokerage division; the allowance for loan losses may not be sufficient; changes in interest rates and monetary policy may adversely affect Old Line Bancshares, Inc.; changes in regulatory requirements and/or restrictive banking legislation may adversely affect Old Line Bancshares, Inc.; the market value of investments could negatively impact stockholders’ equity; risks associated with Old Line Bancshares, Inc.’s lending limit; increased expenses due to stock benefit plans; expenses associated with operating as a public company; potential conflicts of interest associated with the interest in Pointer Ridge Office Investment, LLC; and changes in economic, competitive, governmental, regulatory, technological and other factors which may affect Old Line Bancshares, Inc. specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the filings made by Old Line Bancshares, Inc. with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.

Old Line Bancshares, Inc. & Subsidiary Consolidated Balance Sheets

Assets
	September 30, 2005	December 31, 2004
	(Unaudited)
Cash and due from banks	$3,255,895	$4,090,776
Federal funds sold	20,381,325	5,229,867
Total cash and cash equivalents	23,637,220	9,320,643
Time deposits in other banks	-	300,000
Investment securities available for sale	14,140,556	15,612,411
Investment securities held to maturity	2,203,658	2,204,290
Loans, less allowance for loan losses	94,611,920	81,504,890
Restricted equity securities at cost	1,102,750	1,079,950
Investment in real estate, LLC	732,436	550,000
Bank premises and equipment	2,406,361	2,352,348
Accrued interest receivable	462,900	365,388
Deferred income taxes	191,289	88,723
Bank owned life insurance	3,288,125	-
Other assets	316,614	190,675
	$143,093,829	$113,569,318

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing	$26,217,156	$25,424,314
Interest bearing	86,368,957	63,540,800
Total deposits	112,586,113	88,965,114
Short-term borrowings	9,899,778	4,637,012
Long-term borrowings	6,000,000	6,000,000
Accrued interest payable	307,911	173,320
Income tax payable	28,016	184,975
Other liabilities	161,813	114,585
	128,983,631	100,075,006
Stockholders' equity
Common stock, par value $.01 per share in 2005 and 2004,
authorized 5,000,000 shares in 2005 and 2004; issued and
outstanding 2,152,360.5 in 2005 and 1,776,394.5 in 2004	$21,524	$17,764
Additional paid-in-capital	12,573,567	12,446,229
Retained earnings	1,710,340	1,120,705
	14,305,431	13,584,698
Accumulated other comprehensive income	(195,233)	(90,386)
	14,110,198	13,494,312
	$143,093,829	$113,569,318

Old Line Bancshares, Inc.
Consolidated
Statements of Income
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Interest revenue
Loans, including fees	$1,520,876	$1,089,360	$4,109,013	$2,963,377
U.S. Treasury securities	31,899	31,915	95,238	81,520
U. S. government agency securities	58,586	73,744	177,949	225,835
Mortgage backed securities	20,071	28,087	66,040	91,964
Tax exempt securities	28,099	28,807	85,767	82,430
Federal funds sold	128,607	18,708	309,596	39,544
Other	10,365	11,977	35,192	39,387
Total interest revenue	$1,798,503	$1,282,598	$4,878,795	$3,524,057

Interest expense
Deposits	489,686	229,365	1,228,881	682,180
Borrowed funds	90,210	58,346	232,721	169,262
Total interest expense	579,896	287,711	1,461,602	851,442

Net interest income	1,218,607	994,887	3,417,193	2,672,615

Provision for loan losses	40,000	85,000	165,000	175,000
Net interest income after provision for loan losses	1,178,607	909,887	3,252,193	2,497,615

Noninterest revenue
Service charges on deposit accounts	62,237	65,583	179,740	185,756
Other fees and commissions	122,651	100,423	267,866	251,821
Total noninterest revenue	184,888	166,006	447,606	437,577

Noninterest expenses
Salaries	524,764	369,188	1,354,774	1,027,861
Employee benefits	89,679	56,813	237,335	175,008
Occupancy	59,563	49,314	168,544	149,980
Equipment	27,993	30,340	81,236	90,806
Data processing	32,299	32,070	95,382	96,155
Other operating	212,059	181,456	617,608	528,450
Total noninterest expenses	946,357	719,181	2,554,879	2,068,260

Income before income taxes	417,138	356,712	1,144,920	866,932

Income taxes	135,867	117,432	394,165	296,950
Net Income	$281,271	$239,280	$750,755	$569,982

Basic earnings per common share	$0.13	$0.11	$0.35	$0.27
Diluted earnings per common share	$0.13	$0.11	$0.35	$0.26